Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                   ARRAN2005

Arran Funding Limited - Series:            05-A

ABS - Credit Card - Bank, Closing Date:    December 15, 2005

As at:                                         May 15, 2006

                        RATING (S&P/Moodys/Fitch)          POOLFACTOR             PAY                     COUPON
TRANCHE    CURRENCY     ORIGINAL         CURRENT       ORIGINAL    CURRENT     FREQUENCY           BASIS            CURRENT
----------------------------------------------------------------------------------------------------------------------------
Class A       USD     AAA /Aaa/AAA     AAA /Aaa/AAA      100%        100%       Monthly     1 Mth LIBOR + 0.02%     4.92125%
Class B       USD        A/A1/A           A/A1/A         100%        100%       Monthly     1 Mth LIBOR + 0.18%     5.08125%
Class C       USD     BBB/Baa2/NR      BBB/Baa2/NR       100%        100%       Monthly     1 Mth LIBOR + 0.32%     5.22125%

      Scheduled start of Controlled Accumulation Period:     1 June, 2007
      Expected maturity:                                     15 December, 2008
      Legal final maturity:                                  15 December, 2010
      Structure:                                             Sr/sub Seq Pay
      Tax Election:                                          Debt
      Amort. Type:                                           Soft Bullet
      Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                               Bank of New York (The)
      Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance

Month end          Gross       Expense     Gross Charge      Excess         Excess         Transferor Interest
                 Yield (%)     Rate (%)    Off Rate (%)    Spread (%)     Spread (%)         %          Min %
                                                                         Roll 1/4 Ave
30 Apr 2006        16.60%       4.96%          5.72%          5.92%          6.36%         41.51%         6%
31 Mar 2006        20.15%       6.03%          7.25%          6.87%          6.79%         41.18%         6%
28 Feb 2006        16.86%       5.09%          5.48%          6.29%           N/A          43.52%         6%
31 Jan 2006        18.43%       5.46%          5.77%          7.19%           N/A          44.22%         6%
31 Dec 2005        18.30%        N/A           5.77%           N/A            N/A          45.42%         6%

      Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                        (% Pool)
               ---------------------------------------------------------
Month end         30-59 days    60-89 days   90-179 days    180+ days      Total
---------         ----------    ----------   -----------    ---------      -----

30 Apr 2006          1.32%         0.98%         2.30%        3.28%        7.88%
31 Mar 2006          1.25%         0.96%         2.27%        3.17%        7.65%
28 Feb 2006          1.27%         0.92%         2.19%        3.07%        7.46%
31 Jan 2006          1.21%         0.88%         2.15%        2.93%        7.17%
31 Dec 2005          1.12%         0.88%         2.06%        2.82%        6.88%

Payment Rate

                          Payments                              Pool balance
                     ---------------------------------          ------------
Month End            Total ((pound)000)       Rate (%)           (pound)000

30 Apr 2006                977,762             19.57%             5,033,594
31 Mar 2006              1,302,500             24.99%             4,996,352
28 Feb 2006              1,071,000             20.31%             5,212,805
31 Jan 2006              1,239,187             23.00%             5,272,903
31 Dec 2005              1,200,032             22.34%             5,386,670

Average Actual Balance:      (pound)     1,087

Number of Accounts:                  4,629,817

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of May, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business